Exhibit 23.2
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                                                                    Exhibit 23.2


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 22, 1999 and November 19, 1999, with respect to the financial statements of CDM On-Line, Inc. (predecessor), and to the use of our report dated February 11, 2000 (except Note 16, as to which the date is April 27, 2000), with respect to the consolidated financial statements of Primary Network Holdings, Inc. (successor), included in the Proxy Statement of MGC Communications, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-______) and Prospectus of MGC Communications, Inc. for the registration of 1,400,000 shares of its common stock.

                                                            /s/Ernst & Young LLP
                                                            --------------------
St. Louis, Missouri
May 4, 2000